SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                           PROXY STATEMENT PURSUANT TO
              SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement              [ ] Confidential, for Use of the
                                                  Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[X ] Soliciting Material Pursuant to Rule 14a-12.

                             DRS Technologies, Inc.
                             ----------------------

                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:

_________________________________________________________________________
(5) Total fee paid:

_________________________________________________________________________
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)   Amount Previously Paid:

      Form, Schedule or Registration Statement No.:
__________________________________________________________________________

(3)   Filing Party:

__________________________________________________________________________

(4)   Date Filed:_________________________________________________________

                As filed with the Commission on December 10, 2003

[DRS Technologies logo]
                                                        DRS Technologies Inc.
                                                        Corporate Headquarters
                                                        5 Sylvan Way
                                                        Parsippany, NJ 07054
                                                        973.898.1500



NEWS RELEASE

For information contact:
Patricia M. Williamson
DRS Technologies, Inc.
(973) 898-1500

FOR IMMEDIATE RELEASE
---------------------
Wednesday, December 10, 2003

            DRS TECHNOLOGIES TO HOLD SPECIAL MEETING OF STOCKHOLDERS
            --------------------------------------------------------

         PARSIPPANY, N.J., December 10 -- DRS Technologies, Inc. (NYSE: DRS) today announced that it has filed preliminary proxy materials with the Securities and Exchange Commission in connection with a special meeting of stockholders.

         The special meeting will be held for the purposes of amending DRS's certificate of incorporation to increase the number of authorized shares of common stock from 30 million to 50 million, and amending and restating the company's 1996 Omnibus Plan to increase the maximum number of shares available for stock option awards by 2 million, in addition to making certain other changes. The company stated that it has no current plans to use the additional authorized shares in connection with an acquisition, noting that certain significant issuances would require additional stockholder approval under the rules of the New York Stock Exchange or Delaware law.

         DRS said that it would announce the time and place of the special meeting after it is established and will mail a notice of meeting and proxy statement to its stockholders.

         Because of the recent issuance of shares in connection with the company's acquisition of Integrated Defense Technologies, Inc., there is an insufficient number of shares available for stock option grants and other future uses. The company said that it believes this limitation on DRS's flexibility is not prudent or desirable.

         Stock options awarded under DRS's 1996 Omnibus Plan are part of the company's executive compensation program and are intended to attract, retain and motivate key executives who are critical to the success of DRS's business. The company recognizes the importance of maintaining compensation policies and practices that encourage and reward executive efforts to create stockholder value through the achievement of corporate objectives, business strategies and performance goals. DRS provides compensation opportunities that are comparable to those offered by similar companies.These opportunities consist of cash, certain benefits and equity-based compensation.

         DRS Technologies, headquartered in Parsippany, New Jersey, provides leading edge products and services to defense, government intelligence and commercial customers. Focused on defense technology, DRS develops and manufactures a broad range of mission critical systems. The company employs 5,700 people worldwide.

         For more information about DRS Technologies, please visit the company's web site at www.drs.com.

         This news release is not a proxy statement. On December 10, 2003, DRS Technologies, Inc. filed a preliminary proxy statement in connection with the solicitation of proxies relating to a special meeting of stockholders. Stockholders of the company will receive a definitive proxy statement and a proxy card in connection with the solicitation. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant documents also may be obtained, free of charge, on the Securities and Exchange Commission's web site at http://www.sec.gov or by contacting the Company's proxy solicitors, Innisfree M&A Incorporated, at 1.888.750.5834.


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